UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2013

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34635	27-0981065
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (405) 600-7704

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2013, PostRock MidContinent Production, LLC (“PMP”), a wholly owned subsidiary of PostRock Energy Corporation (“PostRock”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with West Star Operating Company, West Star Exploration and Production Company and Shalco Energy (Delaware), LLC (collectively, the “Sellers”), pursuant to which PMP has agreed to purchase from the Sellers approximately 22,000 net acres of leasehold mineral interests, including certain producing oil and gas properties and related wells and other assets located in Pottawatomie, Cleveland and McClain Counties in central Oklahoma (the “Purchased Assets”).

PMP is to acquire the Purchased Assets for a total purchase price of $10 million, subject to certain purchase price adjustments at closing (the “Purchase Price”). The Purchase Price consists of $3 million in cash and 4,516,129 shares of PostRock common stock (the “Stock Consideration”). The Purchase Agreement provides that at closing the Purchase Price may be adjusted based on mutually agreed title deficiencies, if any, and certain other customary items.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities by the parties. Subject to the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, the acquisition of the Purchased Assets is anticipated to close by November 1, 2013. The Purchase Agreement provides that the effective date of the closing will be July 1, 2013 (the “Effective Time”), and all proceeds and certain customary operational costs and expenses attributable to the Purchased Assets shall be apportioned among the Sellers and PMP as of the Effective Time.

The Purchase Agreement contains certain termination rights for both PMP and the Sellers, including (i) if certain closing conditions are not satisfied by November 1, 2013; or (ii) if closing has not occurred by December 6, 2013.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above relating to the Purchase Agreement and the transactions contemplated thereby is incorporated into this Item 3.02 by reference. The agreement to issue the Stock Consideration was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. The issuance of the Stock Consideration will not be a public offering for purposes of Section 4(2) because of its being made only to the Sellers and certain of their designees, such persons’ status as accredited investors and the manner of the issuance, including that PostRock did not, and will not, engage in general solicitation or advertising with regard to the issuance of the Stock Consideration and did not, and will not, offer the Stock Consideration to the public in connection with the issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
Executive Vice President, General Counsel and Secretary

Date: October 18, 2013

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